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                                                                      EXHIBIT 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 24, 2002, incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 2-95342, 33-3558, 33-22310, 33-27208, 33-36579, 33-50282, 33-59083, 33-59623, 33-63885,
33-67918, 33-68300, 33-75846, 33-79632, 33-79634, 33-79636, 33-79638, 333-01517,
333-01915, 333-02525, 333-04401, 333-04875, 333-05291, 333-05717, 333-06533,
333-25923, 333-27277, 333-41661, 333-44569, 333-44613, 333-45289, 333-45319,
333-50461, 333-55777, 333-66013, 333-71007, 333-81337, 333-87243, 333-90247,
333-46284 and 333-55666.


/s/ ARTHUR ANDERSEN LLP


Minneapolis, Minnesota,
April 1, 2002